CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated August 5, 2025, relating to the financial statement of American Funds Core Plus Bond Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and “Prospectuses, reports to shareholders and proxy statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

August 19, 2025